EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement (this “Agreement”), dated as of October 27, 2014 is by and between Blue Earth, Inc., a Nevada corporation and its subsidiaries and Affiliates, with an address at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052 (“Blue Earth,” or the “Company”), and PowerGenix Systems, Inc., a Delaware corporation and its subsidiaries and Affiliates with an address at 4275 Executive Square, Suite 1000, La Jolla, California 92037 (together with its successors and permitted assigns, “PowerGenix”).  Collectively, PowerGenix and Blue Earth are referred to as the “Parties.”  “Affiliate” of any Party means any entity that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such party.

WHEREAS, the Company and PowerGenix have entered into a binding Letter of Business Relationship and Investment dated September 12, 2014 (the “LOA”), pursuant to which the Company will acquire an aggregate of $10,000,000 of Series C Preferred Stock of PowerGenix (the “PG Preferred”) in exchange for $2,000,000 in cash and $8,000,000 of restricted Blue Earth Common Stock, pursuant to the terms and conditions of this Agreement, which, upon execution of this Agreement, shall supersede and replace the LOA except as may be noted herein;

WHEREAS, previously at the Initial Closing (as defined in the Series C Stock Purchase Agreement), Blue Earth delivered $400,000 in cash and the Blue Earth Promissory Note in the form attached as Exhibit F to the Series C Stock Purchase Agreement in the amount of $1,600,000, representing the balance of the $2,000,000 cash purchase price, in exchange for an aggregate of 3,468,008 shares of PG Preferred.

WHEREAS, in exchange for 13,873,168 shares of the PG Preferred, the Company will: (i) issue PowerGenix shares of restricted common stock of Blue Earth (the “Blue Earth Shares”), which will be determined by dividing $8,000,000 by the ten (10)-day average closing price of Blue Earth Common Stock immediately preceding the Final Closing under the Series C Stock Purchase Agreement, which date will also be the Closing Date of this Agreement and the issuance of the Blue Earth Shares;

WHEREAS, the Parties acknowledge that two other agreements between the Parties, namely the International Master Agreement and the Purchase and Supply Agreement, each dated June 23, 2014 (the “Other Agreements”) currently exist and shall remain unchanged and in full force and effect, except as specifically referenced and changed in this Agreement.  In the event of any conflict among this Agreement and the Other Agreements, this Agreement shall prevail;

WHEREAS, the issuance to the Company of the PG Preferred shall be made pursuant to the terms and conditions of the PG Transaction Documents (as defined herein) and all other PowerGenix ancillary documents, which are incorporated by reference herein and made a part of this Agreement;

WHEREAS, the Company desires to issue to PowerGenix, and PowerGenix desires to acquire from the Company, the Blue Earth Shares as of the Closing Date with a fair market value of $8 million as set forth herein, upon the terms and conditions set forth in this Agreement; and

WHEREAS, PowerGenix desires to transfer to Blue Earth, and Blue Earth desires to acquire from PowerGenix an aggregate of approximate 24.4% equity interest in PowerGenix, as set forth herein and in the Series C Stock Purchase Agreement, as of the Closing Date, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.

Certain Defined Terms.  Unless otherwise defined in the body of this Agreement, the following terms shall have the following meanings:

(a)

“Assets” means all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by either Party or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in either Party’s Business; including, without limitation, the following:

(i)

the Business as a going concern;

(ii)

all books of account, general, financial, tax records and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by either Party or used in, or relating to, the Business at the Closing Date;

(iii)

all the goodwill of either Party relating to the Business;

(iv)

all municipal, state and federal Permits, agreements, waivers and authorizations or licenses held or used by either Party in connection with, or required for the conduct of, either Party’s Business;

(v)

all insurance policies issued with respect to either Party’s Business or the Assets;

(vi)

any accounts receivable and right to receive payments arising out of either Party’s Business;

(vii)

all work in process; and

(viii)

rights to receive mail and other communications addressed to either Party including mail and communications from clients, suppliers, agents, governmental and regulatory authorities, relating to or otherwise relevant to the Business or the Assets.

(b)

“Business” means the business of either Party as of the Closing Date.

(c)

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

(d)

“Confidential Information” means any data or information concerning either Party, without regard to form, regarding (for example and including) (a) business processes and business models; (b) methods of production of goods; (c) proprietary software; (d) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements and other financial records, licenses, prices, costs, Contracts, suppliers, customers, and customer lists; (e) the identity, skills and compensation of employees, contractors, and consultants; (f) specialized training; and (e) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere.  Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain (other than as a result of any breach of any obligation owed by any Person, including any Party, to the Company or the Purchaser).

(e)

“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.

(f)

“Data Room” means the electronic documentation site under the name “www.egnyte.com and established by PowerGenix at https://powergenixegnyte.com

(g)

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(h)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(i)

“Governmental Authority” means any (i) nation, state, commonwealth, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) federal, state, local or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court or tribunal), (iv) multi-national or supra-national organization or body, (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court or arbitrator, (vi) self-regulatory organization or (vii) official of any of the foregoing.

(j)

 “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(k)

“Indebtedness” means, with respect to either Party, without duplication, (i) the principal, prepayment or other premium (if any) and accrued interest in respect of indebtedness of either Party for money borrowed, whether or not evidenced by notes, debentures, bonds or other similar instruments and for the payment of which either Party is responsible or liable, directly or indirectly, either severally or jointly with any other Person, (ii) all obligations of either Party issued or assumed as the deferred purchase price of property, all conditional sale obligations of either Party and all obligations of either Party under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business consistent with past practice and aged less than ninety (90) days), (iii) all obligations of either Party under leases required to be capitalized in accordance with GAAP, (iv) all obligations of either Party for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) all obligations under interest rate swap agreements, including prepayment penalties and termination costs with respect to any such agreements, (vi) all obligations of the type referred to in the foregoing clauses (i) through (vi) of any other Person, the payment of which either Party is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, either severally or jointly with any other Person; (vii) all obligations of the type referred to in the foregoing clauses (i) through (vi) of either Party or any other Person secured by any Lien on any Company asset (whether or not such obligation is assumed by such other Person); and (viii) all obligations of the type referred to in the foregoing clauses (i) through (vi) of either Party secured by any Lien on the property or assets of any other Person (whether or not such obligation is assumed by such other Person).

(l)

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (a) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, trade secrets (including proprietary recipes and formulas) technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (d) all industrial designs and any registrations and applications therefor; (e) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (f) all databases and data collections and all rights therein; (g) all moral and economic rights of authors and inventors, however denominated; and (h) any similar or equivalent rights to any of the foregoing.

(m)

“IRS” means the Internal Revenue Service of the United States.

(n)

“Knowledge” means, (a) when used to qualify a representation or warranty of Blue Earth in Article IV the knowledge that Johnny Thomas or Brett Woodard, officers of Blue Earth, actually have with respect to the particular fact or matter that is the subject of such representation or warranty after having conducted a reasonable inquiry into such fact or matter, and (b) when used to qualify a representation or warranty of PowerGenix in Article V, the knowledge that Robert Kanode, Dan Squiller and Robert Jaworski actually have with respect to the particular fact or matter that is the subject of such representation or warranty after having conducted a reasonable inquiry into such fact or matter.

(o)

“Laws” means all laws, statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs and awards of, or issued or entered by, all Governmental Entities.

(p)

“Material Adverse Effect” means any state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences) that has had or is reasonably likely to have a materially adverse effect on the financial condition, results of operations, properties, assets, Liabilities or prospects of the Company.  A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred or been threatened that (when taken together with all other states of facts, changes, events, effects or occurrences that have occurred or been threatened) has prevented or materially delayed, or would be reasonably likely to prevent or materially delay, the performance by the Company of their obligations hereunder or the consummation of the transactions contemplated hereby.

(q)

“Permits” means all permits, licenses, orders, approvals and authorizations of or from any Governmental Authority necessary to conduct the Business as presently conducted and as proposed to be conducted after consummation of the transactions contemplated by this Agreement.

(r)

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

(s)

“Plan” means (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, compensation, deferred compensation, profit sharing, pension, fringe benefit, scholarship, retiree medical or life insurance, supplemental retirement, severance, disability, sick leave, vacation, individual employment or other benefit plan, program, policy, trust fund or arrangement, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which either Party is a party, with respect to which either Party has any obligation or which are maintained, contributed to or sponsored by either Party, for the benefit of any current or former employee engaged all or in part in the Business, (ii) each employee benefit plan for which either Party could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and which covers any employee of either Party now or heretofore engaged all or in part in the Business, and (iii) any plan in respect of which either Party could incur liability under Section 4201(a) or 4212(c) of ERISA and which covers any employee of either Party now or heretofore engaged all or in part in the Business (collectively, the “Plans”).

(t)

“PowerGenix Subsidiary”means PowerGenix Systems (Shenzhen) Co., Ltd., a corporation organized under the laws of China.

(u)

“PG Transaction Documents” means the PowerGenix System, Inc. Series C Preferred Stock Purchase Agreement (“Series C Stock Purchase Agreement”), the Amended and Restated Investor Rights Agreement, the Amended and Restated Co-Sale Agreement, the Amended and Restated Certificate of Incorporation of PowerGenix Systems, Inc., the Amended and Restated Voting Agreement and all other PowerGenix ancillary documents.

(v)

“Related Party” means any (i) member, current or former member, stockholder, manager, director, officer, employee, guarantor or holder of any equity or other interests or indebtedness of the Transferor; (ii) entity directly or indirectly, controlled by any such Person referred to in clause (i) above, or (iii) member of the family of any such Person.

(w)

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

2.

Exchange of Stock; Consideration; Registration Rights.  In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof at the Closing:

2.1

Blue Earth Shares.  Blue Earth shall issue and deliver to PowerGenix, and PowerGenix will acquire from Blue Earth, the Blue Earth Shares in exchange for an aggregate of 17,341,176 shares of PG Preferred, as follows: (i) at the Initial Closing under the Series C Stock Purchase Agreement, Blue Earth delivered (A) $400,00 in cash to purchase 693,602 shares of PG Preferred, and (B) the Blue Earth Promissory Note in the form attached as Exhibit F to the Series C Stock Purchase Agreement in the amount of $1,600,000, representing the balance of the $2,000,000 cash purchase price, for 2,774,406 shares of PG Preferred, with such Blue Earth Promissory Note to be held in escrow and released to Blue Earth as payments on the note are made, and (ii) at the Final Closing (defined below) Blue Earth shall purchase 13,873,168 shares of PG Preferred in exchange for an equivalent of $8,000,000 in restricted Blue Earth Shares shall be determined by dividing $8,000,000 by the ten-day average closing price of Blue Earth common stock immediately preceding the Closing Date.

2.2

Lock-Up/Leak-Out and Registration of Blue Earth Shares.  The resale of Blue Earth Shares shall be subject to the terms and conditions of the Lock-Up/Leak-Out and Registration Rights Agreement in the form attached hereto as Exhibit 2.2 (the “Lock-Up Agreement”).  The Lock-Up Agreement shall be conditioned upon compliance with the terms and conditions of Rule 144 under the Securities Act and the Registration Rights Agreement, the form of which is attached hereto as Exhibit 2.5.

2.3

PG Preferred.  PowerGenix shall issue and deliver to Blue Earth, and Blue Earth will acquire from PowerGenix, the PG Preferred, as set forth in the Series C Stock Purchase Agreement.  The $10,000,000 valuation of the PG Preferred was determined based on a pre-money valuation of $24,000,000.  The pro forma capitalization of PowerGenix is set forth on Schedule 2.3 attached hereto, which reflects the $10,000,000 investment by Blue Earth and conversion of outstanding indebtedness by PowerGenix Investors resulting in an approximate 24.4% fully diluted ownership of PowerGenix by Blue Earth.

2.4

PG Transaction Documents.  The PG Preferred received by Blue Earth shall be subject to the terms and conditions of the PG Transaction Documents.

2.5

Registration Rights.  Blue Earth, at its cost and expense, shall use its best efforts to include the Blue Earth Shares issued to PowerGenix in a Form S-3 Registration Statement with a resale prospectus for Selling Shareholders to be filed with the SEC pursuant to the terms and conditions set forth in the form of Registration Rights Agreement attached hereto as Exhibit 2.2.  In the event that the Blue Earth Shares cannot be included in the next resale Registration Statement to be filed by the Company with the SEC, they will be included in the following registration statement to be filed by the Company, for which the Blue Earth Shares can be registered.  The Blue Earth Shares will be included in a registration statement for a secondary offering by the Company provided the Company’s lead underwriters and the Company agree in their reasonable discretion that the inclusion of the Blue Earth Shares would not be adverse to the funding opportunity for Blue Earth.

2.6

Escrow Agreement.   Upon the Closing, PowerGenix will deliver to a mutually agreed-to escrow agent (the “Escrow Agent”) on a rolling basis the Intellectual Property (as defined above) for NiZn Chemistry (the “IP”) including, but not limited to, the object and source code for the software for any IP, which includes without limitation any enhancements, tools, compilers, designs, maintenance logs, specifications and associated documentation necessary to support the software.  PowerGenix and Blue Earth each hereby agree to enter into an escrow agreement substantially in the form of Exhibit 2.6 attached hereto as soon as possible following the Closing and to promptly execute all contracts or other documents that are reasonably necessary to effectuate the escrow arrangement contemplated herein.

3.

The Closing.

3.1

Place and Date.  The closing (the “Closing”) of the exchange transactions contemplated by this Agreement shall take place at the offices of Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, or at such other place as the parties may agree in writing, commencing at 10:00 a.m. (Pacific Time) on October ____, 2014, conditioned upon satisfaction by the parties of their respective closing conditions set forth herein or on such other date and/or at such other time as the parties may agree in writing, which date shall also be the Final Closing date under the Series C Stock Purchase Agreement (in either event, the “Closing Date”).  The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of the close of business, 5:00 p.m., Pacific Time, on the Closing Date.

4.

Representations and Warranties of the Company.  The Company hereby represents and warrants to PowerGenix as follows:

4.1

Organization and Authority.  The Company is a corporation which is organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into this Agreement and each Blue Earth Transaction Document (as hereafter defined), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Blue Earth will have been duly approved by the Board of Directors of Blue Earth and all other actions required to authorize and effect the offer and sale of the Blue Earth Shares contained herein will have been duly taken and approved.

This Agreement has been duly executed and delivered by Blue Earth, and (assuming due authorization, execution and delivery by PowerGenix, as applicable to the respective Transaction Documents), this Agreement constitutes a legal, valid and binding obligation of Blue Earth enforceable against Blue Earth in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2

No Conflict.  The execution, delivery and performance of this Agreement and the respective Transaction Documents by Blue Earth do not and will not violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of Blue Earth (the “Blue Earth Corporate Documents”), and in the case of this Agreement and each Transaction Document, the execution, delivery and performance thereof by Blue Earth, as the case may be, do not and will not (a) conflict with or violate any Law or Governmental Order applicable to Blue Earth, or any of its assets, properties or businesses, or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Blue Earth pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Blue Earth is a party or by which any of such assets or properties is bound.

4.3

Consents and Approvals.  No consent, waiver, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other Person, except for a Form D to be filed with the SEC and any required Blue Sky filings, is required for the valid authorization, execution and delivery by the Company of the documents contemplated herein to which he or they are party or for the consummation of the transactions contemplated thereby.  The Company has received all consents, approvals, notices and waivers contemplated or required by the documents contemplated herein.

4.4

Capital Stock of Blue Earth.  The authorized capital stock of Blue Earth consists of 500,000,000 shares of common stock, $.001 par value per share, of which there 79,471,955 shares issued and outstanding as of October 7, 2014 (the “Outstanding Common Stock”) and 23,490,000 shares of Preferred Stock, $.001 par value per share, giving effect to the prior authorization of an aggregate of 1,510,000 shares of Preferred Stock, none of which are issued and outstanding as of the date hereof.  All outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and non-assessable; were issued in compliance with all state and federal laws concerning the issuance of securities, and are not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of the Company, copies of which have been delivered to PowerGenix, or any agreement or document to which the Company is a party or by which it is bound.  As of October 7, 2014, there were outstanding options and warrants to purchase 2,380,474 and 23,304,987 shares of common stock, respectively, and no other options, warrants, equity securities of any class of Blue Earth, calls, rights, registration rights, voting trusts, proxies or other agreements or understandings, commitments or agreements of any character with respect to which the Common Stock is bound or the Company is a party or by which it is bound, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any of the Common Stock.  Blue Earth Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other rights of stockholders known to the Company.

4.5

SEC Reports.

(a)

Each report, registration statement and definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (“SEC”), from December 31, 2010 and prior to the date of this Agreement (the “SEC Reports”), are all of the documents (other than preliminary material) that the Company has been required to file with the SEC. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC applicable to such SEC Reports, and none of the SEC Reports contained as of the date of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

(b)

The financial statements of the Company included in the SEC Reports (including the information contained in the notes to the financial statements) comply as to form, as of their respective dates of fling with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated on the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10.01 of Regulation S-X of the SEC). The consolidated financial statements fairly present, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material), the consolidated financial position of Blue Earth and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Buyer and its consolidated Subsidiaries for the periods presented therein.

4.6

Indebtedness; No Undisclosed Liabilities.  Except as set forth in the SEC Reports or incurred in the ordinary course of business since June 30, 2014, Blue Earth has, repaid in full all indebtedness of the Company, and there are no other liabilities of the Company.

4.7

Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions.  Since June 30, 2014 (the “Interim Balance Sheet Date”), the Company’s Business has been conducted in the ordinary course and consistent with past practice.  Since the Interim Balance Sheet Date there has not been any material adverse change in the Business or results of operations, or financial conditions of the Company.  Since the Interim Balance Sheet Date, except as conducted in the ordinary course of business, there has not been:

(a)

any deviation from the historical accounting methods, principles or practices of the Company, or in connection with the maintenance of the books and records of the Company; or any material changes in the customary methods of operations of its Business;

(b)

payments of accounts payable or  other current liabilities or collections of accounts receivable, except in the ordinary course of its Business consistent with past practice;

(c)

change in the manner in which the Company bills clients, handles its accounts or otherwise deals with clients;

(d)

damage, destruction or loss, whether or not covered by insurance, of the Assets;

(e)

obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitments entered into, by the Company other than such items created or incurred in the ordinary course of the Business and consistent with past practice;

(f)

waiver, cancellation or release of any material rights, interests, or claims of the Company or any lapse or other loss of a right of the Company to use of the  Assets in connection with the conduct of its Business;

(g)

sale, transfer, lease, sublease, conveyance, assignment, modification, conversion or disposal of any of the assets, properties, rights interests or claims of the Company;

(h)

commitments for capital expenditures by the Company relating to the Business;

(i)

the lapse, termination or failure to renew any Permit or insurance policy;

(j)

incurrence of indebtedness;

(k)

any guarantee of any indebtedness;

(l)

failure to pay any creditor of the Business any amount owed to such creditor when due;

(m)

grant of a security interest or other Encumbrance in any of the Assets;

(n)

increase in or prepayment of the compensation or other distribution payable or to become payable by Blue Earth to any executive officer of Blue Earth, or the making of any bonus, incentive or contingent payment or any option rights agreement or instrument to acquire capital stock in Blue Earth or any loans, forgiveness of indebtedness or guaranties or similar arrangement to or with any of the foregoing;

(o)

termination of the employment of any officers engaged in the Business or the grant of any severance, termination or change-in-control agreement, understanding or commitment to any former officer of Blue Earth;

(p)

amendment, modification or termination of any Material Contract or the Company’s rights thereunder, which materially and adversely affects the business, assets, liabilities, financial conditions or operations of the Company;

(q)

amendment, modification or termination of any of the organizational documents of the Company;

(r)

any agreement, contract, understanding or commitment to acquire any assets or securities of any third party;

(s)

any Material Adverse Effect of the Company; or

(t)

any commitment, agreement, arrangement or understanding (whether written or oral) to do any of the foregoing.

4.8

Litigation.  Except as set forth in the SEC Reports, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion nor, to the knowledge of the Company, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against the Transferor which may cause a Material Adverse Effect of the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

4.9

Compliance with Laws; Permits.

(a)

The Company is in compliance with all applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any federal, state, local or foreign court or governmental body or agency thereof.

(b)

The Company has all Permits from Governmental Authorities which are material to the operation of the Business (collectively, the “Permits”), and the Company is in compliance with the terms of the Permits.

4.10

Material Contracts.

(a)

The SEC Reports describe all written contracts, agreements, understandings, licenses, commitments and other instruments (including all amendments, modifications or extensions relating thereto) (the “Material Contracts”) relating to or in connection with the Business or the Assets of the Company.

(b)

Each Material Contract is valid and binding on the respective parties thereto and is in full force and effect, and the Company is not in breach of, or default under, any Material Contract.

4.11

Related Party Transactions.  Except as required to be disclosed in the SEC Reports, during the preceding three-year period, no Related Party has been (i) party, either directly or indirectly, to any transaction with or received any compensation or other benefits or economic gain from, Transferor; (ii) the direct or indirect owner, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; (iii) has been party to any outstanding indebtedness to the Company with respect to the Business; (iv) the direct or indirect owner of an interest (other than non-affiliated holdings in publicly-held companies) in any business that is or was a competitor, supplier, vendor, client or customer of the Company; or (v) the recipient of any compensation or other benefits or economic gain from any Person employed by, or any stockholder, member, manager, officer, partner, creditor, guarantor, or surety of, or otherwise affiliated with, such Person, that is or at any time was a competitor, supplier, vendor, client or customer of the Company.

4.12

Tax Returns and Payments.

(a)

The Company has timely filed all tax returns (federal, state and local) required to be filed by it relating to the Company’s Business and all such returns and reports are true, complete and correct in all material respects.  All Taxes (as defined below), assessments, fees and other governmental charges imposed on or with respect to the Company’s Business which have become due and payable on or before the Closing Date have either been paid or reserved for payment in the Financial Statements of the Company.  To the knowledge of the Company, there are no actions or proceedings currently pending or threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or threatened against the Company, and there are no matters under discussion by the Company with any governmental authority regarding claims for the assessment or collection of Taxes against the Company.

(b)

There are no agreements, waivers or applications by the Company for an extension of time for the assessment or payment of any Taxes.  There are no Tax liens on any of the assets of the Company (other than any lien for current Taxes not yet due and payable).  No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction.

4.13

Special Representation.  The statements made in that certain press release by the Company dated October 21, 2014 entitled “Blue Earth CEO Response to False Statements and Allegations Made by the Pump Stopper in Seeking Alpha” are true and accurate

4.14

Full Disclosure.  Neither this Agreement, the exhibits hereto, the schedules nor the Transaction Documents, Agreements, nor any other documents delivered by the Company to PowerGenix or their attorneys or agents in connection herewith at the Closing or the transactions contemplated hereby or thereby, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

4.15

Disclaimer of Other Representations and Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY, OR ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.  In particular, the Company makes no any representation or warranty to PowerGenix with respect to any financial projection or forecast, written or oral, relating to the Company’s Business.  With respect to any such projection or forecast delivered by or on behalf of the Company to PowerGenix, PowerGenix acknowledges that (i) there are uncertainties inherent in making such projections and forecasts, (ii) it is familiar with such uncertainties, and (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it.

5.

Representations and Warranties of PowerGenix.  PowerGenix represents and warrants to the Company those representation and warranties set forth in Section 3 of the Series C Stock Purchase Agreement, in addition to those which follow:

5.1

No Conflict.  The execution, delivery and performance of this Agreement and the Transaction Documents by PowerGenix do not and will not violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of PowerGenix (the “PowerGenix Corporate Documents”), as applicable, and in the case of this Agreement and each Transaction Document, the execution, delivery and performance thereof by PowerGenix, do not and will not (a) conflict with or violate any Law or Governmental Order applicable to PowerGenix or any of its Assets or Businesses, or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of PowerGenix pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which PowerGenix or the PowerGenix Subsidiary is a party or by which any of such assets or properties is bound.

5.2

Consents and Approvals.  No consent, waiver, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other authority, is required for the valid authorization, execution and delivery by PowerGenix of the documents contemplated herein to which PowerGenix is a party or for the consummation of the transactions contemplated thereby.  PowerGenix has received all consents, approvals, notices and waivers contemplated or required by the Transaction Documents contemplated herein, and copies of such consents have been delivered to Blue Earth.

5.3

Exempt Offering; Sophistication; Restricted Securities.

(a)

PowerGenix understands that Blue Earth Shares have not been registered under the Securities Act or any other applicable securities laws and that the Blue Earth Shares are being offered and sold pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and that the Company’s reliance upon this exemption depends, in part, upon the representations made by

PowerGenix in this Agreement.  PowerGenix understands that the Company is relying upon the representations and agreements of PowerGenix contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemption.

(b)

The Company has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Blue Earth Shares.  To the extent that PowerGenix has deemed it appropriate to do so, PowerGenix has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of the investment in the Blue Earth Shares.  PowerGenix recognizes that the purchase of Blue Earth Shares involves a high degree of risk in that (i) an investment in the Company is highly speculative and only Investors who can afford the loss of their entire investment should consider investing in the Company; (ii) it may not be able to liquidate its investment; and (iii) transferability of the Blue Earth Shares is extremely limited. PowerGenix acknowledges that this transaction may involve tax consequences and that the contents of the Transaction Documents do not contain tax advice or information.  PowerGenix acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in Blue Earth Shares.

(c)

PowerGenix has made, either alone or together with advisors (if any), such independent investigation of the Company, its management, and related matters as PowerGenix deems to be, or such advisors (if any) have advised to be, necessary or advisable in connection with an investment in Blue Earth Shares; and PowerGenix’s advisors (if any) have received all information and data which PowerGenix and such advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of an investment in Blue Earth Shares.  PowerGenix hereby represents that such information and documents have, in its opinion, afforded PowerGenix with all of the same information that would be provided PowerGenix in a registration statement filed under the Securities Act.

(d)

PowerGenix is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.  PowerGenix agrees to furnish any additional information requested by the Company to assure compliance of this transaction with applicable federal and state securities laws in connection with the purchase and sale of the Blue Earth Shares.

(e)

PowerGenix understands that the Blue Earth Shares are “restricted securities” under applicable securities laws and that the Securities Act and the rules of the SEC provide that PowerGenix may dispose of the Blue Earth Shares only pursuant to an effective registration statement under the Securities Act or an exemption from such registration, if available.  PowerGenix further understands that, except as set forth in Section 2.5 above, the Company has no obligation or intention to cause to be registered on anyone’s behalf or to take action so as to permit sales pursuant to the Securities Act of the Blue Earth Shares.  Accordingly, PowerGenix, absent registration or an exemption from registration, may dispose of the Blue Earth Shares only in certain transactions that are exempt from registration under the Securities Act, such as “private transactions,” in which event the transferee will acquire a “restricted security” subject to same limitations as in the hands of PowerGenix.  As a consequence, PowerGenix understands that it must bear the economic risks of the investment in the Blue Earth Shares for an indefinite period of time.

(f)

PowerGenix hereby confirms that PowerGenix is acquiring the Blue Earth Shares for investment only and not with a view to or in connection with any resale or distribution of the Blue Earth Shares.  PowerGenix hereby further affirms that it has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Blue Earth Shares or any interest therein.

(g)

PowerGenix, to the best of its knowledge, represents that (i) neither Blue Earth nor any person acting on its behalf, has offered or sold the Blue Earth Shares to general or public media advertising or mass mailing, (ii) has not utilized the services of any broker, finder or other intermediary with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby, and (iii) no person or entity is entitled to any commission or fee in connection herewith.

(h)

PowerGenix represents that it is not acquiring the Blue Earth Shares as part of a group within the meaning of Section 13(d)(3) of the Exchange Act, PowerGenix understands that the Blue Earth Shares will bear the following legends:

(i)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

5.4

Full Disclosure.  Neither this Agreement, the exhibits hereto, the Schedule nor the Transaction Documents or Agreements nor any other documents delivered by PowerGenix to the Company or their attorneys or agents in connection herewith at the Closing or the transactions contemplated hereby or thereby, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.5

Disclaimer of Other Representations and Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 5 AND IN SECTION 3 OF THE SERIES C STOCK PURCHASE AGREEMENT, POWERGENIX MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF POWERGENIX, OR ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.  In particular, PowerGenix makes no any representation or warranty to Blue Earth with respect to any financial projection or forecast, written or oral, relating to PowerGenix’s Business.  With respect to any such projection or forecast delivered by or on behalf of PowerGenix to Blue Earth, Blue Earth acknowledges that

(i) there are uncertainties inherent in making such projections and forecasts, (ii) it is familiar with such uncertainties, and (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it.

6.

Covenants Regarding Conduct of Business Prior to the Closing.

6.1

Conduct of Blue Earth.

(a)

Except as provided in Subparagraph 6.1(c) hereof, from the date of this Agreement to the Closing Date, Blue Earth covenants and agrees to operate the Business only in the ordinary course of the Business and consistent with Blue Earth’s prior practice and to preserve and maintain the Business, the Assets, Blue Earth’s relationships with suppliers, customers, clients, employees, agents and others having business dealings with Blue Earth in a commercially reasonable manner, to the end that the goodwill of the Business shall be in all material respects unimpaired following the Closing.  Without limiting the generality of the foregoing, and except as otherwise provided herein, during the period from the date of this Agreement to the Closing Date Blue Earth shall:

(i)

Use commercially reasonable best efforts to keep available to the Business the services of Blue Earth’s significant employees, independent contractors and agents;

(ii)

Pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of the Business consistent with past practice;

(iii)

Collect accounts receivable in the ordinary course of the Business consistent with past practice;

(iv)

Perform in all material respects all of Blue Earth's obligations under the Material Contracts and other agreements and instruments affecting the Business and the Assets and comply in all material respects with the Laws applicable to the Business and the Assets;

(v)

Maintain in full force and effect all Permits in effect as of the date hereof and not permit such Permits to be cancelled, terminated or lapse prior to the Closing Date;

(vi)

Maintain in full force and effect and pay all premiums when due on, all insurance policies covering the Business and the Assets and not permit such policies to be cancelled or terminated or any coverage thereunder lapse prior to the Closing Date; and

(vii)

Preserve its current relationships with its clients, suppliers and other persons with which it has significant business relationships in a commercially reasonable manner.

(b)

Without limiting the generality of Section 6.1(a), and except as otherwise provided herein, during the period from the date of this Agreement to the Closing Date, Blue Earth shall not:

(i)

change or amend the organizational documents of Blue Earth;

(ii)

take any action that would cause any representation or warranty of Blue Earth contained herein or in the Series C Stock Purchase Agreement to be untrue or any covenant of Blue Earth contained in this Agreement  to be breached; or

(iii)

agree to do, or enter into negotiations to with respect to, any of the foregoing actions.

6.2

Conduct of PowerGenix.

(a)

From the date of this Agreement to the Closing Date, PowerGenix covenants and agrees to operate PowerGenix’s business only in the ordinary course of business and consistent with PowerGenix's prior practice and to preserve and maintain PowerGenix’s Business, its assets, PowerGenix's relationships with suppliers, customers, clients, employees, agents and others having business dealings with PowerGenix in a commercially reasonable manner, to the end that the goodwill of PowerGenix’s business shall be in all material respects unimpaired following the Closing.  Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date PowerGenix shall:

(i)

Use commercially reasonable efforts to keep available to PowerGenix’s Business the services of PowerGenix's significant employees, independent contractors and agents, including, without limitation, continuing to borrow consistent with practice on its line of credit with its lender as well as expending funds for capital expenditures;

(ii)

Pay accounts payable and other obligations of PowerGenix’s business when they become due and payable in the ordinary course of business consistent with past practice;

(iii)

Collect accounts receivable in the ordinary course of business consistent with PowerGenix’s past practice;

(iv)

Perform in all material respects all of PowerGenix 's obligations under material contracts and other agreements and instruments affecting PowerGenix’s Business and its assets and comply in all material respects with the Laws applicable to PowerGenix’s Business and its Assets;

(v)

Maintain in full force and effect all Permits in effect as of the date hereof and not permit such Permits to be cancelled, terminated or lapse prior to the Closing Date;

(vi)

Maintain in full force and effect and pay all premiums when due on, all insurance policies covering PowerGenix’s business and its assets and not permit such policies to be cancelled or terminated or any coverage thereunder lapse prior to the Closing Date; and

(vii)

Preserve its current relationships with its Clients, suppliers and other persons with which it has significant business relationships in a commercially reasonable.

(b)

Without limiting the generality of Section 6.2(a), during the period from the date of this Agreement to the Closing Date, PowerGenix shall not:

(i)

take any action that would cause any representation or warranty of PowerGenix contained herein or in the Series C Stock Purchase Agreement to be untrue or any covenant of PowerGenix contained in this Agreement to be breached; or

(ii)

agree to do, or enter into negotiations to with respect to, any of the foregoing actions.

6.3

Access to Information.

(a)

From the date hereof until the Closing, upon reasonable notice, the Company shall and shall cause each of the Company's officers, directors, employees, agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of PowerGenix reasonable access, and in a manner that will not interfere unreasonably with the Company's operations, to the offices, properties, books and records of the Company relating all or in part to the Business and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of PowerGenix such additional financial and operating data and other information regarding the Business and the assets, properties and goodwill of the Company relating to the Business as PowerGenix may from time to time reasonably request.

(b)

From the date hereof until the Closing, upon reasonable notice, PowerGenix shall and shall cause each of PowerGenix's officers, directors, employees, agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Company reasonable access, and in a manner that will not interfere unreasonably with PowerGenix's operations, to the offices, assets, properties, books and records, accounting, financial and statistical records, corporate records, tax returns and other business files, excluding product related documentation, technical information, manufacturing information, BOMs and other product cost information of PowerGenix, including, but not limited to, access to the Data Room, relating all or in part to PowerGenix’s business and to those officers, directors, employees, agents, accountants and counsel of PowerGenix who have any knowledge relating to PowerGenix or PowerGenix’s Business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Company including, but not limited to a review of technology by a battery expert selected by Blue Earth, such additional financial and operating data and other information regarding the PowerGenix’s Business and the assets, properties and goodwill of PowerGenix relating to the PowerGenix’s Business as the Company may from time to time reasonably request.

6.4

Confidentiality.

Except as may be required by law or as otherwise provided or permitted herein, unless and until the earlier of (i) the Closing or (ii) two years after the date hereof, each of the Company, on one hand, and PowerGenix, on the other hand shall, and shall cause their employees, agents, counsel, accountants, advisors, financial consultants and other representatives to, (i) hold in strict confidence any and all information obtained from the other parties hereto or their representatives, and concerning the terms or conditions of the transactions contemplated herein or the fact that such transactions are being contemplated and (ii) not disclose or use any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information is required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information (A) to their employees, agents, representatives, counsel, accountants, lenders (and their representatives), rating services (and their representatives), or financial advisors for the purpose of facilitating the consummation of the transactions contemplated hereby, provided that such other persons are advised of the confidential nature of such information, or (B) to the extent required to enforce any legal rights arising in connection with this Agreement.

6.5

Regulatory and Other Authorizations; Notices and Consents.

The Parties shall use their respective best efforts to obtain all authorizations, consents, orders and approvals of Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

6.6

Notice of Developments.

Prior to the Closing, the Parties shall promptly notify each other in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of Blue Earth or PowerGenix in this Agreement or which could have the effect of making any representation or warranty of Blue Earth or PowerGenix in this Agreement untrue or incorrect in any respect and (b) all other material developments adversely affecting the assets, liabilities, business, financial condition, operations, results of operations, client or supplier relations, employee relations, projections or prospects of Blue Earth, PowerGenix or the respective Businesses.  Nothing herein shall limit the rights of either party elsewhere in this Agreement notwithstanding any such disclosure.

6.7

No Solicitation or Negotiation.   The Parties agree that, between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, PowerGenix nor any of its agents, representatives, employees, officers or directors, as applicable, will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the Assets, (ii) to enter into any other extraordinary business transaction involving or otherwise relating to the Business, or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing.  The Parties shall cease and cause to be terminated immediately all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.  PowerGenix shall notify promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall provide such information regarding such proposal, offer, inquiry or contact as PowerGenix may reasonably request.

6.8

Delivery of Schedules; Supplements to Schedules.  From time to time from the date of this Agreement up to and including the Closing Date, the Parties shall promptly supplement or amend any Schedule which is attached hereto either upon execution and delivery hereof or at a later date with respect to any matter hereafter arising, which, if existing or occurring at the date of this Agreement would have been required to be set forth or described in such Schedule.  The Parties shall have the right, in the sole discretion of each, to accept any such supplements or amendments to such Schedules, except that any such supplements or amendments relating to changes that occurred in the ordinary course of business that are not material in the aggregate or do not cause a Material Adverse Effect of Blue Earth or PowerGenix, are not intended to create a breach in the terms of this Agreement.  No supplement or amendment of any Schedule made pursuant to this Section shall be deemed to constitute a cure of any breach of representation or warranty made by Blue Earth or PowerGenix pursuant to this Agreement or constitute a waiver of or consent to any such breach by Blue Earth or PowerGenix.

6.9

Fees and Costs.  The Parties shall each bear its own respective fees and expenses incurred in connection with the preparation for and consummation of the transactions contemplated by this Agreement and the Transaction Documents.

7.

Conditions to PowerGenix’s Obligations at the Closing.

PowerGenix’s obligations to issue the PG Preferred to Blue Earth and to acquire Blue Earth Shares at the Closing is subject to the satisfaction or waiver by PowerGenix on or prior to the Closing Date, of the following conditions:

(a)

Representations and Warranties.  The representations and warranties made by the Company shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

(b)

Performance of Obligations.  The Company shall have performed in all material respects all obligations required herein to be performed by it on or prior to the Closing.

(c)

Closing Deliveries of the Company.  The Company shall have delivered to PowerGenix each of the following, together with any additional items which PowerGenix may reasonably request to effect the transactions contemplated herein:

(i)

a compliance certificate of the authorized officers, partners or other representatives of the Company, dated the Closing Date, certifying that the conditions specified in subsections (a) and (b) of this Section have been satisfied and as to the satisfaction of all other conditions set forth in this Section, in each case with respect to the Company;

(ii)

a certificate of the secretary of the Company having attached thereto copies of: (1) the Company’s Articles of Incorporation as in effect at the time of the Closing, (2) the Company’s By-laws as in effect at the time of the Closing, (3) resolutions approved by the board of directors of the Company authorizing the Agreement, the Transaction Documents and the transactions contemplated thereby as they relate to the Company, and (4) a good standing certificate with respect to the Company from the Secretary of State of the State of Nevada, dated within five days before the Closing;

(iii)

such stock certificates issued in the name of PowerGenix evidencing the ownership by PowerGenix of the Blue Earth Shares;

(iv)

Blue Earth shall have executed and delivered to PowerGenix the Registration Rights Agreement, the form of which is attached hereto as Exhibit 2.5;

(v)

Blue Earth shall have executed and delivered to PowerGenix each of the PG Transaction Documents, as defined above;

(vi)

Blue Earth shall have executed and delivered to PowerGenix the Blue Earth promissory note substantially in the form attached as Exhibit F to the Series C Stock Purchase Agreement; and

(vii)

Blue Earth shall obtain all necessary approvals to complete this transaction, as well as the execution of the PG Transaction Documents.

8.

Conditions to the Company’s Obligations at the Closing.

The Company’s obligation to issue the BE Shares to PowerGenix and to acquire the PG Preferred from PowerGenix is subject to the satisfaction or waiver by the Company, on or prior to the Closing Date, of the following conditions:

(a)

Representations and Warranties.  The representations and warranties made by PowerGenix herein shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

(b)

Performance of Obligations.  PowerGenix shall have performed in all material respects all obligations required herein to be performed by each of them on or prior to the Closing.

(c)

Closing Deliveries of PowerGenix.  PowerGenix shall have delivered to the Company each of the following, together with any additional items, which the Company may reasonably request to effect the transactions contemplated herein:

(i)

a compliance certificate of each of the authorized officers, partners or other representatives of PowerGenix, dated the Closing Date, certifying that the conditions specified in subsections (a) and (b) of this Section have been satisfied and as to the satisfaction of all other conditions set forth in this Section, in each case with respect to PowerGenix;

(ii)

a certificate of the secretary of PowerGenix having attached thereto copies of: (1) PowerGenix’s Certificate of Incorporation as in effect at the time of the Closing, (2) PowerGenix’s By-laws as in effect at the time of the Closing, (3) resolutions approved by the board of directors of PowerGenix authorizing the Agreement, the Transaction Documents and the transactions contemplated thereby as they relate to PowerGenix, and (4) a good standing certificate with respect to PowerGenix from the Secretary of State of the State of Delaware and good standing certificates from any other jurisdiction in which PowerGenix is qualified to do business as a foreign corporation, dated within five days before the Closing;

(iii)

such stock certificates issued in the name of Blue Earth evidencing the ownership by Blue Earth of PG Preferred;

(iv)

PowerGenix shall have executed and delivered to Blue Earth each of the PG Transaction Documents, as defined above.

(v)

PowerGenix shall have executed and delivered to Blue Earth the Lock-Up Agreement, the form of which is attached hereto as Exhibit 2.2; and

(vi)

PowerGenix shall have delivered to Blue Earth the PowerGenix financial statements set forth in Section 3.5 of the Series C Stock Purchase Agreement.

(vii)

PowerGenix shall obtain all necessary shareholder approvals to complete this transaction, as well as the execution of the PG Transaction Documents;

(viii)

PowerGenix shall elect to the Board of Directors a representative of Blue Earth and Blue Earth shall also have the right to have one additional observer of each meeting of the Board of Directors of PowerGenix;

(ix)

PowerGenix shall provide Blue Earth with documents to Blue Earth’s reasonable satisfaction that the exclusivity granted by PowerGenix to Enersys has terminated by its terms and the agreements in effect between PowerGenix and Enersys will not limit the ability of PowerGenix to sell PowerGenix products to Blue Earth.  Upon demonstration of the foregoing, PowerGenix and Blue Earth  will have entered into the License and Marketing Agreement, the form of which is attached hereto as Exhibit 8(c)(ix);

(x)

PowerGenix shall have executed the Escrow/Right of First Refusal Agreement, the form of which.is attached hereto as Exhibit 2.6; and

(xi)

PowerGenix shall provide Blue Earth on an ongoing basis within ten (10) days following the end of each calendar month, with all reasonably necessary financial data and information necessary for Blue Earth to comply with its reporting obligations to the SEC.

(d)

No Material Adverse Effect.  No circumstance, change in, or effect on PowerGenix’s Business shall have occurred which has a Material Adverse Effect.

9.

Conditions to the Parties Obligations at the Closing.

The obligations of PowerGenix and Blue Earth to complete the transaction are subject to the satisfaction or waiver by both parties, on or prior to the Closing Date, of the following conditions:

(a)

No Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(b)

No Governmental Action.  There shall not have been any action taken, or any Law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other Governmental Authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Blue Earth, would be reasonably likely to: (a) make any of the transactions contemplated by this Agreement illegal; (b) result in a material delay in the consummation of any of the transactions contemplated by this Agreement; or (e) otherwise prohibit, restrict or delay consummation of any of the transactions contemplated by this Agreement.

(c)

Other Closing Documents.  The Parties shall have delivered to each other at or prior to the Closing such other documents as the Parties may reasonably request in order to enable them to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(d)

Other Transaction Documents.  Any and all Transaction Documents and the transactions contemplated therein shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing Date, and no party thereto at any time from the execution thereof until immediately after the Closing Date shall have been in violation of or in default in complying with any material provision thereof.

(e)

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Parties and the Parties shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f)

No Material Adverse Effect.  From the date of this Agreement until the Closing Date, there shall not have occurred any Material Adverse Effect with respect to either Party.

10.

Further Assurances Form of Documents.  At any time and from time to time after the Closing, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other actions as the other may reasonably request to carry out the exchange transaction contemplated by this Agreement.  Unless specifically otherwise provided herein, all documents to be delivered by one or more parties to any other party to this Agreement shall be in form and substance reasonably satisfactory to the other party.

11.

Indemnification.

11.1

Survival of Representations and Warranties.  The representations, warranties and covenants of the Parties contained in this Agreement and the Transaction Documents, and unless otherwise provided in the Transaction Documents, all statements contained in the Transaction Documents, shall survive the Closing for a period of one year from the Closing Date; provided, however, that any claim for any breach of Sections 4.4, 4.5, 4.6, 5.4, 5.5 and 5.6 shall survive until the expiration of the applicable statute of limitations governing such claims.  Neither the period of survival nor the liability of PowerGenix, on the one hand, and Blue Earth, on the other hand, with respect to their respective representations and warranties shall be reduced by any investigation made at any time by or on behalf of PowerGenix or Blue Earth.  If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by PowerGenix to Blue Earth, or by Blue Earth to PowerGenix, as the case may be, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

11.2

Indemnification by Blue Earth.

(a)

PowerGenix and its officers, directors, employees, agents, successors and assigns (each a “PowerGenix Indemnified Party”) shall be indemnified and held harmless by Blue Earth for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from:

(i)

the breach of any representation or warranty made by Blue Earth contained herein; or

(ii)

the breach of any covenant or agreement by Blue Earth contained herein; or

(iii)

any and all Losses suffered or incurred by PowerGenix by reason of or in connection with any claim (including a claim in an audit or administrative or judicial proceeding), proposed assessment, or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Blue Earth occurring or existing prior to the Closing; or

(iv)

any broker's or finder's fees due to any broker, finder or consultant retained by Blue Earth.

(b)

A PowerGenix Indemnified Party shall give Blue Earth notice of any matter which a PowerGenix Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 10 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.  The obligations and Liabilities of Blue Earth under this Section with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if a PowerGenix Indemnified Party shall receive notice of any Third Party Claim, PowerGenix Indemnified Party shall give Blue Earth notice of such Third Party Claim within 10 days of the receipt by PowerGenix Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release Blue Earth from any of its obligations under this Section except to the extent Blue Earth is materially and irrevocably prejudiced by such failure and shall not relieve Blue Earth from any other obligation or liability that they may have to any Indemnified Party otherwise than under this Section.

(c)

If Blue Earth (for purposes of this Section, Blue Earth is also known as the “Indemnifying Party”) should so choose, Blue Earth shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, provided that counsel for Blue Earth who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to PowerGenix Indemnified Party, if the Indemnifying Party gives notice of its intention to do so to PowerGenix Indemnified Party within five days of the receipt of such notice from PowerGenix Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of PowerGenix Indemnified Party for the same counsel to represent PowerGenix Indemnified Party and the Indemnifying Party, then PowerGenix Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which PowerGenix Indemnified Party determines counsel is required, at the expense of the Indemnifying Party.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, PowerGenix shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand in PowerGenix’s sole discretion.

(d)

In the event Blue Earth exercises the right to undertake any such defense against any such Third Party Claim as provided above, PowerGenix Indemnified Party shall cooperate with such Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in PowerGenix Indemnified Party's possession or under PowerGenix Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event PowerGenix Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, Blue Earth shall cooperate with PowerGenix Indemnified Party in such defense and make available to PowerGenix Indemnified Party, at Blue Earth's expense, all such witnesses, records, materials and information in Blue Earth's possession or under Blue Earth's control relating thereto as is reasonably required by PowerGenix Indemnified Party.  No such Third Party Claim may be settled by Blue Earth without the written consent of PowerGenix Indemnified Party, if such settlement does not include as an unconditional term thereof the giving to PowerGenix of a release from all liability with respect to such Third Party Claim.

11.3

Indemnification by PowerGenix.

(a)

Blue Earth and each of its officers, directors, employees, agents, successors and assigns, as applicable (each a “Blue Earth Indemnified Party”) shall be indemnified and held harmless by PowerGenix for any and all Loss arising out of or resulting from:

(i)

the breach of any representation or warranty made by PowerGenix contained herein;

(ii)

the breach of any covenant or agreement by PowerGenix contained herein; or

(iii)

any and all Losses suffered or incurred by Blue Earth by reason of or in connection with any claim (including a claim in an audit or administrative or judicial proceeding), proposed assessment, or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of PowerGenix occurring or existing prior to the Closing;

(iv)

any broker's or finder's fees due to any broker, finder or consultant retained by PowerGenix.

(b)

A Blue Earth Indemnified Party shall give PowerGenix notice of any matter which a Blue Earth Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 10 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.  The obligations and Liabilities of PowerGenix under this Section with respect to Losses arising from Third Party Claims shall be governed by and contingent upon the following additional terms and conditions: if a Blue Earth Indemnified Party shall receive notice of any Third Party Claim, Blue Earth Indemnified Party shall give PowerGenix notice of such Third Party Claim within 10 days of the receipt by Blue Earth Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release PowerGenix from any of its obligations under this Section except to the extent PowerGenix is materially and irrevocably prejudiced by such failure and shall not relieve PowerGenix from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section.

(c)

If PowerGenix should so choose, PowerGenix shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, provided that counsel for PowerGenix who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Blue Earth Indemnified Party, if PowerGenix gives notice of its intention to do so to Blue Earth Indemnified Party within five days of the receipt of such notice from Blue Earth Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of Blue Earth Indemnified Party for the same counsel to represent Blue Earth Indemnified Party and PowerGenix, then Blue Earth Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which Blue Earth Indemnified Party determines counsel is required, at the expense of PowerGenix.  In the event that PowerGenix does not accept the defense of any matter as above provided, the Blue Earth shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand in the Blue Earth’s sole discretion.

(d)

In the event PowerGenix exercises the right to undertake any such defense against any such Third Party Claim as provided above, Blue Earth Indemnified Party shall cooperate with PowerGenix in such defense and make available to PowerGenix, at PowerGenix's expense, all witnesses, pertinent records, materials and information in Blue Earth Indemnified Party's possession or under Blue Earth Indemnified Party's control relating thereto as is reasonably required by PowerGenix.  Similarly, in the event Blue Earth Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, PowerGenix shall cooperate with Blue Earth Indemnified Party in such defense and make available to Blue Earth Indemnified Party, at PowerGenix's expense, all such witnesses, records, materials and information in PowerGenix's possession or under PowerGenix's control relating thereto as is reasonably required by Blue Earth Indemnified Party.  No such Third Party Claim may be settled by PowerGenix without the written consent of Blue Earth Indemnified Party, if such settlement does not include as an unconditional term thereof the giving to Blue Earth of a release from all liability with respect to such Third Party Claim.

12.

Termination and Waiver

12.1

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by PowerGenix, if (i) any of the conditions to Closing set forth herein applicable to Blue Earth shall not have been fulfilled by the Closing Date; (ii) the representations and warranties of Blue Earth shall not have been correct in any material respects as of the date when made; (iii)  an event or condition occurs that has resulted in or that may reasonably be expected to result in a Material Adverse Effect of Blue Earth; or (iv) Blue Earth makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Blue Earth seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

(b)

by Blue Earth, if (i) any of the conditions to Closing set forth herein applicable to PowerGenix shall not have been fulfilled by the Closing Date; or (ii) the representations and warranties of PowerGenix shall not have been true and correct in any material respects as of the date when made; (iii)  an event or condition occurs that has resulted in or that may reasonably be expected to result in a Material Adverse Effect of PowerGenix; or (iv) PowerGenix makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against PowerGenix seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

(c)

by Blue Earth or PowerGenix if the Closing shall not have occurred by October ____, 2014 provided, however, that the right to terminate this Agreement under this Section shall not relieve Blue Earth or PowerGenix of any liability for breach if the Closing has not occurred by virtue thereof; or

(d)

by Blue Earth or PowerGenix in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(e)

by the mutual written consent of Blue Earth and PowerGenix.

12.2

Effect of Termination.

(a)

In the event of termination of this Agreement as provided in Section 12.1:

(i)

the terminating party shall retain all of its rights and remedies available at law or in equity;

(ii)

the confidentiality provisions described in Section 6.4, as well as by Section 10 of the International Master Agent Agreement between the Parties dated June 23, 2014, and by that certain Mutual Nondisclosure Agreement dated July 24, 2013 between the Parties (as subsequently assigned by Millennium Power Solutions).will remain binding upon the parties to this Agreement for a period of three (3) years after the termination of this Agreement;

(iii)

the parties agree that each of them will not, on its behalf or on behalf of any of its affiliates, subsidiaries, parent companies, agents, representatives or other entity, directly or indirectly, during the period commencing on the date of termination of this Agreement and ending two (2) years thereafter:

(A)

solicit or call upon any current Client of the other Party, as the case may be (each, a “Client”), for the purpose of selling or providing to such Client any product or service in competition with the other party’s business and any product or service sold or provided by such other party to such Client during the thirty-six (36) month period immediately preceding the date of termination of this Agreement; or

(B)

request, solicit or induce any employee of the other party to terminate his or her employment with such other party and accept employment with the other party, or any of its affiliates, subsidiaries or parent companies; and

(iv)

this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve any party from liability for any breach of this Agreement.

(b)

Any termination pursuant to this Section (other than a termination pursuant to Section 12.1(e)) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

12.3

Waiver.  PowerGenix and Blue Earth may (a) extend the time for the performance of any of such other party or parties' obligations or other acts, (b) waive any inaccuracies in the representations and warranties of such other party or parties contained herein or in any document delivered by such other party or parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of such other party or parties contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

13.

Notices.

All notices and other communications required or permitted hereunder shall be in writing.  Notices shall be delivered personally, against written receipt therefor, via a recognized overnight courier (such as Federal Express, DHL, Airborne Express or U.S.P.S. Express Mail) or via certified or registered mail, return receipt requested.  Notices also may be delivered via facsimile or e-mail, provided that, by no later than two days thereafter, such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices shall be addressed as follows:

If to Blue Earth, to:

Blue Earth, Inc.

2298 Horizon Ridge Parkway

Suite 205

Henderson, Nevada 89052

Attention:  Dr. Johnny R. Thomas, CEO

Facsimile:  (702) 263-1823

Email: jthomas@blueearthinc.com

with copies to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Facsimile:  (212) 286-1884

E-Mail: ehl@dhclegal.com

If to PowerGenix, to:

PowerGenix Systems, Inc.

4275 Executive Square, Suite 1000

La Jolla, California 92037

Attention:  Robert L. Kanode

Facsimile: (___) __________

Email: r.kanode@powergenix.com

with copies to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133

Attention: Martin Nichols, Esq.

Facsimile: (858) 638-5077

E-Mail: martin.nichols@dlapiper.com

or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section.  Each such notice, demand, request or other communication shall be deemed given (a) on the date of personal delivery, (ii) on the first business day following (i) the date of delivery to the overnight courier, (ii) facsimile transmission or (iii) e-mail transmission, or (c) three business days following such mailing.

14.

Miscellaneous.

(a)

Prior Agreements/Oral Modification.  This Agreement and the PG Transaction Documents supersede all prior agreements and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, except as otherwise provided herein.  This Agreement may not be amended, modified in any manner or terminated orally or by course of conduct; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

(b)

Attorney’s Fees.  In the event of any litigation between the parties to this Agreement concerning the subject matters of this Agreement, each party shall be responsible for its attorney’s fees and costs, except as may be otherwise determined by a court of competent jurisdiction.

(c)

Governing Law; Jurisdiction.  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws provisions thereof.  The parties hereto do hereby consent and submit to the venue and jurisdiction of any court within the State of Delaware as the sole and exclusive forum for the enforcement of this Agreement, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party in the same manner as the giving of notices under Section 14 of this Agreement.

(d)

Successors and Assigns; Assignment; No Third Party Beneficiary.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement, or the parties’ respective permitted successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Unless clearly inapplicable, all references in this Agreement to a party shall be deemed to include any such permitted successor or assign.

(e)

Proper Construction; Headings; Severability.  The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.  This Agreement has been subject to negotiations among all parties hereto and each party has been advised to seek such party’s separate counsel, and, as such, this Agreement shall be deemed prepared by both parties.  Any ambiguities shall not be deemed to be construed against either party hereto.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.  As used in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

(f)

Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(g)

Expenses.  PowerGenix and Blue Earth will be responsible for, and bear all their own costs and expenses incurred, in connection with this Agreement and the Transactions completed hereby, including expenses of its representatives, incurred at any time in connection with pursuing or completing the proposed Transactions.

(h)

Counterparts; Faxed or E-Mailed Signatures.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BLUE EARTH, INC.

By:   /s/ Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  Chief Executive Officer

POWERGENIX SYSTEMS, INC.

By:   /s/ Robert L. Kanode

Name:  Robert Kanode

Title:  Chief Executive Officer